EXHIBIT 23(a)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-10809) and the Registration Statement on Form S-8 (No. 33-36524) of Hornbeck Offshore Services, Inc. of our report dated February 12, 1996 appearing on page F-2 of this Form 10-K.

PRICE WATERHOUSE LLP


February 12, 1996
Houston, Texas